State of Delaware
Secretary of State
Division of Corporations
Delivered 03:48 PM 06/06/2024
FILED 03:48 PM 06/06/2024
SR 20242799763 - File Number 3683989

Amended and Restated Certificate of Registered Series of

McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA

This Amended and Restated Certificate of Registered Series of McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA is being filed by McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA (the "Series"), a Series of McQueen Labs Series, LLC, a Delaware series limited liability company, and has been executed in accordance with, and is being filed pursuant to, Section 18-208 of the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq. The original Certificate of Registered Series of the Series (the "Original Certificate") was filed with the Secretary of State of the State of Delaware on March 15, 2024. This Amended and Restated Certificate of Registered Series of McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA amends certain provisions as set forth in the Original Certificate, and the Original Certificate is hereby amended and restated in its entirety to provide as set forth herein.

In accordance with the Limited Liability Company Agreement of McQueen Labs Series, LLC, a Delaware series limited liability company (the "Company"), dated April 24, 2024 (the "Agreement"), McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA has been formed as as a registered series of the Company, and this Amended and Restated Certificate of Registered Series shall be attached to, and deemed incorporated in its entirety into, the Agreement.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the Effective Date of Establishment set forth below.

Name of Series	McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA
Effective Date of Establishment	May 15, 2024
Series Units:	An unlimited number of Class A Units, one Class X Unit, One Class B Unit
Number of Managers:	Three (3)

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Managers:	McQueen Series Managers: Curtis Hopkins and Shahrouz Hafez Seller Series Manager: To be named at a later time.
Series Property	The Series Assets. For purposes of McQueen Labs Series, LLC – Series 003 – 2012 Lexus LFA, "Series Assets" refers to a 2012 Lexus LFA.
Additional Provisions	None

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Agreed and executed as of the Effective Date of Establishment as set forth above by the Company Manager:

McQueen Labs Inc.

By: */s/ Curtis Hopkins*
Name: Curtis Hopkins
Title: Chief Executive Officer